UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2011

CNA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 822-5000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
The 2011 Annual Meeting of Stockholders of the registrant occurred on April 27, 2011. Represented at the meeting, in person or by proxy, were 266,780,704 shares constituting approximately 99% of the issued and outstanding shares entitled to vote.

1. ELECTION OF DIRECTORS.
The following directors were elected:

	Votes For	Votes Withheld	Broker Non-Votes
Thomas F. Motamed	252,321,277	11,461,050	2,998,377
Paul J. Liska	263,057,907	724,420	2,998,377
Jose O. Montemayor	263,054,640	727,687	2,998,377
Don M. Randel	263,056,322	726,005	2,998,377
Joseph Rosenberg	251,889,862	11,892,465	2,998,377
Andrew H. Tisch	251,884,031	11,898,296	2,998,377
James S. Tisch	251,632,760	12,149,567	2,998,377
Marvin Zonis	262,940,075	842,252	2,998,377

There were no abstentions.

2. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION.
Over 94% of the shares eligible to vote approved, on an advisory (non-binding) basis, the Company's executive compensation, as identified below in the table.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Advisory vote on executive compensation	253,701,291	10,063,918	17,118	2,998,377

3. ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION.
Over 97% of the shares eligible to vote approved, on an advisory (non-binding) basis, of one year as the frequency with which the Company should hold future advisory votes on executive compensation, as identified below in the table.

	One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes
Advisory vote on frequency of stockholder vote on executive compensation	262,299,439	13,041	1,455,837	14,010	2,998,377

4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2011.
Over 98% of the shares eligible to vote ratified the appointment of Deloitte & Touche LLP to serve as the independent registered public accountants for the registrant for 2011, as identified below in the table. There were no broker non-votes.

	Votes For	Votes Against	Votes Abstained
Ratification of appointment of Deloitte & Touche LLP	266,392,886	383,729	4,089

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: April 28, 2011	By	/s/ D. Craig Mense
(Signature)
D. Craig Mense Executive Vice President and Chief Financial Officer